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                                                                    EXHIBIT 10.1

                         MEMBERSHIP PURCHASE AGREEMENT

THIS MEMBERSHIP PURCHASE AGREEMENT ("Agreement") is made and entered into as of the _____ day of May, by and between KOCH AGRICULTURE COMPANY, a Nebraska corporation formerly known as Koch Agriculture, Inc. ("Seller"), FISHER MILLS INC., a Washington corporation ("Fisher Mills") and Fisher Companies Inc., a Washington corporation ("Fisher Companies") (collectively, "Buyer").

                                   RECITALS

     A. Seller and Fisher Mills are the sole members of Koch Fisher Mills L.L.C., a Washington limited liability company (the "Company") pursuant to the terms of that certain Limited Liability Company Operating Agreement of Koch Fisher Mills L.L.C. dated July 17, 1996 (the "LLC Agreement"). The purpose of the Company is to own, operate and sell the products produced by the flour mill located in Blackfoot, Idaho, on the real property more particularly described on Exhibit A attached to this Agreement (the "LLC Property").

     B. Seller owns fifty percent (50%) of the Company Interest, and Fisher Mills owns fifty percent (50%) of the Company Interest. Seller and Buyer desire to provide for and set forth the terms of Buyer's purchase of all of the Company Interest held by Seller (the "Sale").

     C. All capitalized terms used in this Agreement but not defined shall have the meanings attributed to them in the LLC Agreement.

                                   AGREEMENT

1.   Purchase and Sale.

     1.1 Sale. Subject to the terms set forth herein, Seller shall sell, and Fisher Mills as to forty-nine percent (49%) of the Company Interest, and Fisher Companies as to one percent (1%) of the Company Interest, shall purchase, for the consideration described herein, all of the Company Interest owned by Seller (the "LLC Interest").

     1.2 Purchase Price. The purchase price payable for the LLC Interest (the "Purchase Price") is Eighteen Million Two Hundred Thousand Dollars ($18,200,000.00), plus Eight Hundred Thousand Dollars ($800,000.00) as Seller's share of the working capital account of the Company, which shall be deemed to be one-half of the balance of the working capital account as of May 31, 1999, and as of the Closing Date (defined below).

2.   Closing.

     2.1 Time and Place of Closing. The closing ("Closing") shall be deemed to have occurred when Seller has transferred the LLC Interest to Buyer as evidenced by a duly executed Closing Certificate representing Seller's fifty percent (50%) interest

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          in the Company (the "Closing Certificate") in the form attached hereto as Exhibit B, and Buyer has paid the Purchase Price to Seller. The Closing shall occur on or before July 1, 1999, on a date mutually agreeable to Buyer and Seller (the "Closing Date"). On or before the Closing Date, Buyer shall have satisfied itself that all conditions precedent to its obligation to purchase the LLC Interest have been satisfied, or shall have provided to Seller written notice that Buyer has waived any such conditions that remain unsatisfied. The Closing shall occur in the offices of Graham & Dunn, 1420 Fifth Avenue, 33rd Floor, Seattle, Washington.

     2.2 Joint Obligations to Be Performed Prior to Closing. Prior to Closing, Seller and the Company shall have executed the following agreements:

          (a) Grain Storage Tank Usage Agreement, in substantially the form attached to this Agreement as Exhibit C (the "Tank Usage Agreement");

          (b) Wheat Handling Agreement, in substantially the form attached to this Agreement as Exhibit D (the "Wheat Handling Agreement");

          (c) Easement, License and Utility Agreement, in substantially the form attached to this Agreement as Exhibit E;

     2.3 Buyer's Closing Obligations. In consideration for the LLC Interest, Buyer shall deliver the Purchase Price to Seller by wire transfer of immediately available funds as directed by Seller.

     2.4 Seller's Closing Obligations. In consideration for the purchase of the LLC Interest, Seller:

          (a) shall deliver to Buyer the Closing Certificate evidencing the transfer of the LLC Interest; and

          (b) shall deliver to Buyer any and all books and records concerning the Company or the business and operations of the Company currently in Seller's possession; and

          (c)  Seller's Member Representative shall resign.

3. Buyer's Obligation to Fund Working Capital Account. Commencing June 1, 1999, Buyer shall be responsible for funding one hundred percent (100%) of the working capital account of the Company.

4. Seller's Continuing Obligations for Mill Construction Costs. In connection with the construction of the conventional mill located on the LLC Property (the "Mill"), Seller and Buyer, in accordance with the terms of that certain Unanimous Written Consent Resolution of Members in Lieu of Special Meeting dated as of November 4, 1997, agreed to make equal capital contributions as necessary to pay the costs incurred by the Company

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     in the completion of the Mill. The Mill is substantially complete, and the contractor retained by the Company to design, construct and equip the Mill (the "Contractor") has prepared a punchlist dated ________________, which has been accepted by Buyer and Seller as all that is required for the Mill to meet remaining requirements of the contract for the design, construction and equipping of the Mill. The Company has funded a retainage for the payment of the remaining funds due to the Contractor upon final completion of all punchlist items. Seller hereby agrees that the funds held as retainage shall remain on deposit with the Company until Buyer and Seller are satisfied that the punchlist items have been completed, at which time Buyer is authorized to transfer such funds to the Contractor. If, for any reason, the cost of completing items on the punchlist, for which the Company is obligated to pay the contractor, exceeds the amount held as retainage, then Seller shall, within five (5) days following written demand therefor from Buyer (including evidence of the full additional amount payable by the Company), remit to Buyer for payment to Buyer or the Contractor its one-half share of such additional amount. The obligation of Seller to pay its one-half share of all costs incurred for the construction of the Mill shall survive the Closing of the transaction contemplated by this Agreement for a period of three (3) months after which time all obligations of Seller regarding the Mill shall cease.

5.   Representations.

     5.1 Seller's Representations. Seller represents and warrants to Buyer that:

          (a) Organization, Good Standing, and Power of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on its business. Seller is duly qualified or licensed and in good standing to do business in the respective jurisdictions in which such qualification or licensing is necessary. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (b) Authority Relative to this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seller and no other corporate proceedings are necessary to authorize this Agreement or to complete the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

          (c) Consents and Approvals: No Violations. No filing with, and no permit, consent, authorization, or approval of any public body or authority is necessary for the completion by Seller of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the completion by Seller of the transactions contemplated hereby nor

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               compliance by Seller with any of the provisions hereof will (i)
               conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Seller; (ii) result in a violation or breach of, or constitute a default under, any agreement or other instrument or obligation to which Seller is a party; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Seller.

          (d) Title to LLC Interest. Seller owns the LLC Interest free and clear of any liens or claims of any kind whatsoever and after transfer of the LLC Interest pursuant to the terms of this Agreement, Buyer will hold good and valid title to the LLC Interest, free of any restrictions, liens, claims and encumbrances of any nature.

     5.2  Buyer Representations.  Buyer represents and warrants to Seller that:

          (a) Organization, Good Standing, and Power of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on its business. Buyer is duly qualified or licensed and in good standing to do business in the respective jurisdictions in which such qualification or licensing is necessary. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (b) Authority Relative to this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer and no other corporate proceedings are necessary to authorize this Agreement or to complete the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

          (c) Consents and Approvals: No Violations. No filing with, and no permit, consent, authorization, or approval of any public body or authority is necessary for the completion by Buyer of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement nor the completion by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Buyer; (ii) result in a violation or breach of, or constitute a default under, any agreement or other instrument or obligation to which Buyer is a party; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Buyer.

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6.   Indemnification.

     6.1  By Seller.

          (a) Seller hereby agrees to defend and indemnify Buyer and to hold Buyer harmless against and in respect of any and all losses, damages, costs and expenses, including attorneys' fees incurred by Buyer by reason of a breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement, in any other instrument or agreement related hereto or executed in connection herewith, or in any written statement or certificate delivered to Buyer or any agent of Buyer in connection with this Agreement or the transactions contemplated hereby; or as a result of Seller's noncompliance, before or after Closing, with any tax or other law that creates any liability for the Company or Buyer; and

          (b) Seller further agrees to defend and indemnify Buyer and to hold Buyer harmless against and in respect of any and all claims, losses, damages, costs and expenses, including attorneys' fees, arising out of the operation of Company prior to the Closing Date, but only to the extent of fifty percent (50%) of such claims, losses, damages, costs and expenses.

     6.2 By Buyer. Buyer hereby agrees to defend and indemnity Seller and to hold Seller harmless against and in respect of any and all losses, damages, costs and expenses, including attorneys' fees incurred by Seller by reason of a breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, in any other instrument or agreement related hereto or executed in connection herewith, or in any written statement or certificate delivered to Seller or any agent of Seller in connection with this Agreement or the transactions contemplated hereby.

     6.3  Not Exclusive Remedy.  The rights and remedies conferred in this
          Section 6 are not intended to be the exclusive remedy available for breach of this Agreement, now or hereafter, at law or in equity or otherwise.

     6.4 Dispute Resolution. In the event of a dispute between the parties, either party may demand arbitration in accordance with the following procedure: The party demanding arbitration shall give written notice indicating its demand to the other party. Within fifteen (15) days after the other party's receipt of such notice, the parties shall select one neutral arbitrator in accordance with the Commercial Rules of the American Arbitration Association. If the parties are unable to agree on an arbitrator within such 15-day period, then either party may request that the presiding judge of the King County, Washington Superior Court appoint an arbitrator. The arbitration shall be conducted in accordance with Title 9 of the U.S. Code (United States Arbitration Act) and the Commercial Rules of the American Arbitration Association. Except as provided in the following sentence, the arbitrator shall have the authority to award any remedy or relief that a court of

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          the State of Washington could order or grant. The arbitrator shall, however, have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The award of the arbitrator shall be accompanied by a reasoned written opinion and, upon the request of either party, shall include findings of fact and conclusions of law. The award of the arbitrator shall be final and binding on the parties, and may be entered in any court having jurisdiction thereof. The arbitration shall be held in Seattle, Washington, or at such other place as may be selected by the parties by mutual agreement. All fees and expenses of the arbitration shall be borne by the parties equally, and each party shall each bear the expenses of its own counsel, experts, witnesses and preparation and presentation of proofs to the arbitrator.

7. Conditions to Closing. The obligations of Buyer and Seller to close the transaction contemplated by this Agreement are subject to the fulfillment, at or before Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer, in its sole discretion):

     7.1 Exhibits. The satisfaction of the joint obligations of the parties to complete the exhibits to this Agreement, as set forth in Section 2.2 above.

     7.2 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit Buyer and Seller to perform their respective obligations under this Agreement and to consummate the transaction contemplated hereby, including, without limitation, approval under the Hart Scott Rodino Act (the "HSR Act"), shall have been duly obtained, made or given without conditions materially adverse to Buyer and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

     7.3 Public Announcements. Buyer and Seller will cooperate and seek the prior approval of the other party of any press release relating to the existence of this Agreement or to the transactions contemplated hereby.

8.   Miscellaneous.

     8.1 Notice. Any notice required or permitted hereunder shall be given in writing either by personal delivery, facsimile, overnight courier or mail at the addresses indicated below, or to such other party or address a party hereto may direct in writing to the other party. The date upon which any such notice is so personally delivered, the date that confirmation of facsimile transmission is received, one business day following deposit with a recognized overnight courier service, or if

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          mailed, the date upon which it is received by the addressee, shall be deemed to be the effective date of such notice.

               To Seller:              Koch Agriculture Company
                                       4111 East 37th Street North
                                       Wichita, Kansas  67220
                                       Attention:  Daniel M. Kilby
                                       Facsimile No.: (316) 828-4120

                   with a copy to:     Koch Agriculture Company
                                       4111 East 37th Street North
                                       Wichita, Kansas  67220
                                       Attention:  Allan Caldwell
                                       Facsimile No.: (316) 828-4120

               To Buyer:               Fisher Mills Inc.
                                       3235 - 16th Ave SW
                                       Seattle, Washington  98109
                                       Attention: Bryce Seidl
                                       Facsimile No.: (206) 505-7225

                                       Fisher Companies Inc.
                                       600 University Street, Suite 1525
                                       Seattle, Washington  98101
                                       Attention:  William W. Krippaehne, Jr.
                                       Facsimile No.: (206) 224-6765

                   with a copy to:     Graham & Dunn, P.C.
                                       1420 Fifth Avenue, 33rd Floor
                                       Seattle, Washington  98101
                                       Attention:  Jack G. Strother
                                       Facsimile No.: (206) 340-9599

     8.2 Specific Performance. The parties hereto will be irreparably damaged in the event that this Agreement is not specifically enforced. If any party hereto so required under this Agreement fails to comply with the provisions, then, in such event, the other party hereto may institute and maintain a proceeding to compel the specific performance of this Agreement. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy at law or in equity which any party may have.

     8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

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     8.4  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.5 Modifications. This Agreement contains the entire agreement between the parties hereto relating to the subject matter hereof and may be modified or amended only by written agreement of the parties hereto.

     8.6 Severability. Invalidation of any one of the provisions of this Agreement for any reason shall in no way affect any other provision hereof, and all such other provisions shall remain in full force and effect.

     8.7 Further Acts. Each party agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions hereof.

     8.8 Applicable Law. This Agreement and its validity, construction, and performance shall be governed by the laws of the State of Washington.

     8.9 Headings. The headings used in this Agreement are intended solely for the convenience of the parties and shall have no effect on the interpretation of its terms.

EXECUTED as of the day and year first above written.

                                       SELLER:

                                       KOCH AGRICULTURE COMPANY,
                                       a Nebraska corporation


                                       By:  /s/ Daniel M. Kilby
                                            -----------------------
                                            Its:  Vice President
                                                  -----------------


                                       BUYER:

                                       FISHER MILLS INC.,
                                       a Washington corporation


                                       By:  /s/ R. Bryce Seidl
                                            -----------------------
                                            Its:  President and CEO
                                                  -----------------

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                                       FISHER COMPANIES INC.,
                                       a Washington corporation


                                       By:  /s/ William W. Krippaehne, Jr.
                                            ------------------------------
                                            Its:  President and CEO
                                                  ------------------------

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                             EXHIBITS NOT INCLUDED

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